UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

November 29, 2018

(Date of earliest event reported)

Commission file number 1-7810

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 29, 2018 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of August 14, 2018 (the “Merger Agreement”), by and among Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), Sidewinder Merger Sub Inc., an Alabama corporation and a wholly owned subsidiary of Diamondback (“Merger Sub”), and Energen Corporation, an Alabama corporation (the “Company”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Diamondback. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, the Company terminated all outstanding commitments under that certain Credit Agreement, dated as of September 2, 2014, by and between Energen Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, as amended by Amendments 1 to 8 thereto, dated as of October 20, 2014, April 16, 2015, October 20, 2015, April 13, 2016, October 25, 2016, April 21, 2017, November 9, 2017 and April 30, 2018, respectively, and the Commitment Letter Increase, dated as of November 17, 2014 (the “Credit Agreement”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than shares held in treasury by the Company, shares owned by Diamondback or Merger Sub or shares with respect to which dissenters’ rights have been validly exercised in accordance with Alabama law) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.6442 of a share of common stock, par value $0.01 per share, of Diamondback (“Diamondback Common Stock”), plus cash in lieu of any fractional shares that otherwise would have been issued (the “Merger Consideration”).

In addition, at the Effective Time, (1) each outstanding stock option of the Company was converted into a stock option of equivalent value relating to shares of Diamondback Common Stock on the terms set forth in the Merger Agreement, (2) each stock appreciation right in respect of Company Common Stock was converted into a stock appreciation right of equivalent value relating to shares of Diamondback Common Stock on the terms set forth in the Merger Agreement, (3) each outstanding performance share award of the Company with a performance period that is scheduled to terminate on December 31, 2018 became fully vested and was converted into the Merger Consideration with respect to each share subject to such award and (4) each outstanding time-vesting restricted stock unit award of the Company and (other than as provided in clause (3)) each performance share award of the Company was converted into a time-vesting Diamondback restricted stock unit award of equivalent value on the terms set forth in the Merger Agreement. Performance goals applicable to Energen performance share awards were deemed satisfied at the greater of target and actual performance as of the Effective Time, as determined in accordance with the Merger Agreement. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2018 and is incorporated by reference herein.

The information set forth under the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, shares of the Company Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “EGN.” As a result of the Merger, the Company no longer fulfills the listing requirements of the NYSE. On the Closing Date, the Company notified the NYSE that the Merger had been completed and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE, (ii) withdraw the Company Common Stock from listing on the NYSE prior to the open of trading on November 30,

2018, and (iii) file with the SEC a notification of removal from listing on Form 25 to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The NYSE will file a Form 25 to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Exchange Act on the Closing Date. After the filing of the Form 25, the Company Common Stock will no longer be listed on the NYSE.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act with respect to the Company Common Stock and the Company’s 4.625% Notes due September 1, 2021 as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Diamondback.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as a result of the Merger, the then existing directors of the Company, Jonathan Z. Cohen, Kenneth W. Dewey, M. James Gorrie, Jay Grinney, William G. Hargett, Frances Powell Hawes, Vincent J. Intrieri, Alan A. Kleier, Lori A. Lancaster and James T. McManus, II, resigned from the Board of Directors of the Company (the “Board”) and any and all committees of the Board on which they served, effective as of the Effective Time. Such resignations were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Effective Time, Travis D. Stice, Diamondback’s Chief Executive Officer and a member of the Board of Directors of Diamondback, became the sole director of the Company.

In addition, in connection with the Merger, effective as of the Effective Time, the existing officers of the Company, James T. McManus, II, John S. Richardson, Mike Allison, David Bolton, Cynthia T. Dillard, David A. Godsey, Edwin Lovelady, Russell E. Lynch, Jr., John K. Molen, Joe Niederhofer, Charles W. Porter, Jr., Davis E. Richards and Julie S. Ryland ceased serving in their respective corporate officer capacities with the Company. Such removals were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Effective Time, Travis D. Stice was appointed the Chief Executive Officer of the Company, Michael L. Hollis was appointed the President and Chief Operating Officer of the Company, Teresa L. Dick was appointed the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, Randall J. Holder was appointed Executive Vice President, General Counsel and Secretary of the Company, Kaes Van’t Hof was appointed Senior Vice President—Strategy and Corporate Development of the Company and Thomas Hawkins was appointed Senior Vice President of Land of the Company.

Also effective as of the Effective Time, the Company amended its Stock Incentive Plan to provide for full vesting (without proration) of any equity awards that were outstanding on the date the Merger Agreement was executed and that remain outstanding and unvested as of the participant’s retirement following Effective Time, provided that the participant satisfies the retirement-eligibility requirements of the plan. The amendment also specifies that, for purposes of equity awards that were outstanding on the date the Merger Agreement was executed and that remain outstanding as of the Effective Time, the term “good reason” has the meaning set forth in the change in control severance plan or agreement applicable to a participant on the date of the change in control. The foregoing description of the amendment to the Stock Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text thereof, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety. A copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

In connection with the closing of the Merger, the Company repaid in full all outstanding indebtedness of the Company and its subsidiaries for borrowed money or in respect of loans and advances under the Credit Agreement, and terminated such agreement, including all undrawn commitments thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of August 14, 2018, by and among Diamondback Energy, Inc., Sidewinder Merger Sub Inc. and Energen Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Energen Corporation with the SEC on August 15, 2018).

3.1	Amended and Restated Articles of Incorporation of Energen Corporation.

3.2	Amended and Restated By Laws of Energen Corporation (as amended and restated through November 29, 2018).

10.1	Amendment to the Energen Corporation Stock Incentive Plan, dated as of November 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

November 30, 2018	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary